Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
FOR IMMEDIATE RELEASE
Hilton Grand Vacations Reports Second Quarter 2023 Results
ORLANDO, Fla. (Aug. 3, 2023) – Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its second quarter 2023 results.
Second quarter of 2023 highlights1
•Total contract sales were $612 million.
•Member count was 522,000. Consolidated Net Owner Growth (NOG) for the 12 months ended June 30, 2023, was 2.8%.
•Total revenues for the second quarter were $1,007 million compared to $948 million for the same period in 2022.
◦Total revenues were affected by a net deferral of $6 million in the current period compared to a net deferral of $10 million in the same period in 2022.
•Net income for the second quarter was $80 million compared to $73 million for the same period in 2022.
◦Adjusted net income for the second quarter was $95 million compared to $107 million for the same period in 2022.
◦Net income and adjusted net income were affected by a net deferral of $4 million in the current period compared to a net deferral of $4 million in the same period in 2022.
•Diluted EPS for the second quarter was $0.71 compared to $0.60 for the same period in 2022.
◦Adjusted diluted EPS for the second quarter was $0.85 compared to $0.88 for the same period in 2022.
◦Diluted EPS and adjusted diluted EPS were affected by a net deferral of $4 million in the current period compared to a net deferral of $4 million in the same period in 2022, or $(0.04) and $(0.03) per share in the current period and the same period in 2022, respectively.
•Adjusted EBITDA for the second quarter was $248 million compared to $273 million for the same period in 2022.
◦Adjusted EBITDA was affected by a net deferral of $4 million in the current period compared to a net deferral of $4 million in the same period in 2022.
•During the second quarter, the Company repurchased 2.7 million shares of common stock for $121 million.
◦On May 3, 2023, HGV's Board of Directors approved a new share repurchase program authorizing the Company to repurchase up to an aggregate of $500 million of its outstanding shares of common stock over a two-year period (the "2023 Repurchase Plan") which is in addition to the prior repurchase authorization.
◦As of June 30, 2023, the Company had $522 million of remaining availability under the share repurchase programs, of which $500 million was under the 2023 Repurchase Plan.
•The Company is reiterating its 2023 guidance for Adjusted EBITDA excluding deferrals and recognitions to be in a range of $1,090 million to $1,120 million.
“Our tour flow growth continued to stand out this quarter, particularly in our new buyer channel,” said Mark Wang, president and CEO of Hilton Grand Vacations. “That growth, combined with positive forward demand indicators from both new buyers and owners, points to resilient demand for leisure travel. We remain focused on our strategy of driving net owner growth to embed future value into the business while ensuring our experiential offerings create a compelling value proposition for our members. Taken together, we remain well-positioned to generate sustainable free cash flow and deliver shareholder returns.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
For the quarter ended June 30, 2023, diluted EPS was $0.71 compared to $0.60 for the quarter ended June 30, 2022. Net income and Adjusted EBITDA were $80 million and $248 million, respectively, for the quarter ended June 30, 2023, compared to net income and Adjusted EBITDA of $73 million and $273 million, respectively, for the quarter ended June 30, 2022. Total revenues for the quarter ended June 30, 2023, were $1,007 million compared to $948 million for the quarter ended June 30, 2022.
Net income and Adjusted EBITDA for the quarter ended June 30, 2023, included a net deferral of $4 million relating to the sales of intervals at Sesoko Phase IV, which was under construction during the period. The Company anticipates recognizing these revenues and related expenses in 2024 when it expects to complete these projects and recognize the net deferral impacts.
Consolidated Segment Highlights – Second quarter of 2023
Real Estate Sales and Financing
For the quarter ended June 30, 2023, Real Estate Sales and Financing segment revenues were $604 million, an increase of $18 million compared to the quarter ended June 30, 2022. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $189 million and 31.3%, respectively, for the quarter ended June 30, 2023, compared to $218 million and 37.2%, respectively, for the quarter ended June 30, 2022. Results in the second quarter of 2023 improved due to increase in tour flow, growth in fee-for-service commissions revenue, and interest income, which is offset by increases in marketing costs associated with adding new owners compared to prior year.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a reduction of $4 million due to the deferrals of sales and related expenses of VOIs under construction in the second quarter of 2023. These deferrals were related to sales of intervals at Sesoko Phase IV project for the quarter ended June 30, 2023, compared to $4 million of net deferral of sales related to the Maui Bay Villas Phase IB project for the quarter ended June 30, 2022, which reduced Adjusted EBITDA.
Contract sales for the quarter ended June 30, 2023, decreased $5 million to $612 million compared to the quarter ended June 30, 2022. For the quarter ended June 30, 2023, tours increased by 21.0% and VPG decreased by 16.3% compared to the quarter ended June 30, 2022. For the quarter ended June 30, 2023, fee-for-service contract sales represented 29.4% of contract sales compared to 29.8% for the quarter ended June 30, 2022.
Financing revenues for the quarter ended June 30, 2023, increased by $12 million compared to the quarter ended June 30, 2022. This was driven primarily by the increase in interest income from HGV's timeshare financing receivables portfolio. The Company experienced an increase in the timeshare financing receivables balance along with an increase in the weighted average interest rate for the originated portfolio of 77 basis points as of June 30, 2023, compared to June 30, 2022.
Resort Operations and Club Management
For the quarter ended June 30, 2023, Resort Operations and Club Management segment revenue was $320 million, an increase of $17 million compared to the quarter ended June 30, 2022. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $123 million and 38.4%, respectively, for the quarter ended June 30, 2023, compared to $119 million and 39.3%, respectively, for the quarter ended June 30, 2022. Compared to the prior-year period revenue in the second quarter of 2023 increased due to growth in HGV's member base, strong rental performance along with elevated developer maintenance fees as HGV sells through recently opened inventory.
Inventory
The estimated value of the Company’s total contract sales pipeline is $11.8 billion at current pricing.
The total pipeline includes $6.7 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $5.1 billion of sales is related to inventory at new or existing projects that will become available for sale in the future upon registration, delivery, or construction.
Owned inventory represents 87% of the Company’s total pipeline. Approximately 58% of the owned inventory pipeline is currently available for sale.
Fee-for-service inventory represents 13% of the Company’s total pipeline. Approximately 49% of the fee-for-service inventory pipeline is currently available for sale.
With 23% of the pipeline consisting of just-in-time inventory and 13% consisting of fee-for-service inventory, capital-efficient inventory represents 37% of the Company’s total contract sales pipeline.

Balance Sheet and Liquidity
Total cash and cash equivalents were $588 million as of June 30, 2023, including $336 million of restricted cash.
As of June 30, 2023, the Company had $2,942 million of corporate debt, net outstanding with a weighted average interest rate of 6.60% and $882 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.80%.
As of June 30, 2023, the Company’s liquidity position consisted of $252 million of unrestricted cash and $671 million remaining borrowing capacity under the revolver facility.
As of June 30, 2023, HGV has $710 million remaining borrowing capacity in total under the Timeshare Facility. Of this amount, HGV has $299 million of mortgage notes that are available to be securitized and another $291 million of mortgage notes that the Company expects will become eligible as soon as it meets typical milestones including receipt of first payment, deeding, or recording.
Free cash flow was $180 million for the quarter ended June 30, 2023, compared to $239 million for the same period in the prior year. Adjusted free cash flow was $(13) million for the quarter ended June 30, 2023, compared to $103 million for the same period in the prior year. Adjusted free cash flow for the quarter ended June 30, 2023 and 2022 includes add-backs of $22 million and $37 million, respectively for acquisition and integration related costs.
As of June 30, 2023, the Company’s total net leverage on a trailing 12-month basis was approximately 2.69x.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2023
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs recognitions (deferrals)	$4	$(6)	$—	$—	$(2)
Cost of VOI sales recognitions (deferrals)(1)	1	(1)	—	—	—
Sales and marketing expense recognitions (deferrals)	1	(1)	—	—	—
Net construction recognitions (deferrals)(2)	$2	$(4)	$—	$—	$(2)

Net income	$73	$80	$—	$—	$153
Interest expense	44	44	—	—	88
Income tax expense	17	35	—	—	52
Depreciation and amortization	51	52	—	—	103
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	—	1
EBITDA	185	212	—	—	397
Other gain, net	(1)	(3)	—	—	(4)
Share-based compensation expense	10	16	—	—	26
Acquisition and integration-related expense	17	13	—	—	30
Impairment expense	—	3	—	—	3
Other adjustment items(3)	7	7	—	—	14
Adjusted EBITDA	$218	$248	$—	$—	$466

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2022
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs (deferrals) recognitions	$(42)	$(10)	$86	$(3)	$31
Cost of VOI sales (deferrals) recognitions(1)	(13)	(5)	30	(1)	11
Sales and marketing expense (deferrals) recognitions	(7)	(1)	13	(1)	4
Net construction (deferrals) recognitions(2)	$(22)	$(4)	$43	$(1)	$16

Net income	$51	$73	$150	$78	$352
Interest expense	33	35	37	37	142
Income tax expense	20	41	54	14	129
Depreciation and amortization	60	64	57	63	244
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	2	—	2
EBITDA	164	213	300	192	869
Other (gain) loss, net	(1)	2	(2)	2	1
Share-based compensation expense	11	15	14	6	46
Acquisition and integration-related expense	13	17	19	18	67
Impairment expense (reversal)	3	(3)	—	17	17
Other adjustment items(3)	12	29	7	17	65
Adjusted EBITDA	$202	$273	$338	$252	$1,065
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on Aug. 3, 2023, at 11 a.m. (ET) to discuss second quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through Aug. 10, 2023. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13735180. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Non-GAAP Financial Measures
The Company refers to certain non-GAAP financial measures in this press release, including Adjusted Net Income or Loss, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry.
The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.

About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 22 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 520,000 members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world. For more information, visit https://corporate.hgv.com.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA and Adjusted EBITDA
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Adjusted Net Income or Loss and Adjusted Diluted EPS
Adjusted Net Income or Loss and Adjusted Diluted EPS, presented herein, is calculated as net income further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted Net Income or Loss and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income or Loss and Adjusted Diluted EPS is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions and brand fees earned from the sale of fee-for-service VOIs. Fee-for-service commissions and brand fees represents sales, marketing, brand and other fees, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of operations, adjusted by marketing revenue and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and brand fees and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of operations. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.

Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended June 30, 2023, for additional information.
Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.
NOG or Net Owner Growth represents the year-over-year change in membership.
Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service intervals.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES
10

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$252	$223
Restricted cash	336	332
Accounts receivable, net	485	511
Timeshare financing receivables, net	1,778	1,767
Inventory	1,280	1,159
Property and equipment, net	807	798
Operating lease right-of-use assets, net	63	76
Investments in unconsolidated affiliates	72	72
Goodwill	1,416	1,416
Intangible assets, net	1,213	1,277
Other assets	449	373
TOTAL ASSETS	$8,151	$8,004
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, accrued expenses and other	$1,043	$1,007
Advanced deposits	185	150
Debt, net	2,942	2,651
Non-recourse debt, net	882	1,102
Operating lease liabilities	83	94
Deferred revenues	253	190
Deferred income tax liabilities	658	659
Total liabilities	6,046	5,853

Stockholders' equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 109,929,447 shares issued and outstanding as of June 30, 2023 and 113,628,706 shares issued and outstanding as of December 31, 2022	1	1
Additional paid-in capital	1,541	1,582
Accumulated retained earnings	539	529
Accumulated other comprehensive income	24	39
Total stockholders' equity:	2,105	2,151
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,151	$8,004

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Sales of VOIs, net	$355	$361	$673	$630
Sales, marketing, brand and other fees	173	161	331	280
Financing	76	64	150	128
Resort and club management	133	124	264	249
Rental and ancillary services	173	171	331	307
Cost reimbursements	97	67	192	133
Total revenues	1,007	948	1,941	1,727
Expenses
Cost of VOI sales	48	65	98	105
Sales and marketing	336	284	637	527
Financing	24	22	48	41
Resort and club management	44	37	86	73
Rental and ancillary services	154	150	306	282
General and administrative	48	66	90	108
Acquisition and integration-related expense	13	17	30	30
Depreciation and amortization	52	64	103	124
License fee expense	34	32	64	57
Impairment expense (reversal)	3	(3)	3	—
Cost reimbursements	97	67	192	133
Total operating expenses	853	801	1,657	1,480
Interest expense	(44)	(35)	(88)	(68)
Equity in earnings from unconsolidated affiliates	2	4	5	7
Other gain (loss), net	3	(2)	4	(1)
Income before income taxes	115	114	205	185
Income tax expense	(35)	(41)	(52)	(61)
Net income	$80	$73	$153	$124
Earnings per share(1):
Basic	$0.72	$0.60	$1.37	$1.03
Diluted	$0.71	$0.60	$1.35	$1.01
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Activities
Net income	$80	$73	$153	$124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52	64	103	124
Amortization of deferred financing costs, acquisition premiums and other	7	13	14	25
Provision for financing receivables losses	41	40	71	71
Impairment expense (reversal)	3	(3)	3	—
Other (gain) loss, net	(3)	2	(4)	2
Share-based compensation	16	15	26	26
Equity in earnings from unconsolidated affiliates	(2)	(4)	(5)	(7)
Return on investments in unconsolidated affiliates	6	—	6	—
Net changes in assets and liabilities:
Accounts receivable, net	18	34	26	(73)
Timeshare financing receivables, net	(72)	(41)	(96)	(52)
Inventory	34	(6)	(67)	20
Purchases and development of real estate for future conversion to inventory	(4)	—	(6)	(1)
Other assets	110	105	(134)	(159)
Accounts payable, accrued expenses and other	(52)	—	32	290
Advanced deposits	11	3	35	17
Deferred revenues	(51)	(35)	63	123
Net cash provided by operating activities	194	260	220	530
Investing Activities
Capital expenditures for property and equipment (excluding inventory)	(4)	(11)	(9)	(19)
Software capitalization costs	(10)	(10)	(16)	(16)
Net cash used in investing activities	(14)	(21)	(25)	(35)
Financing Activities
Proceeds from debt	—	—	438	—
Proceeds from non-recourse debt	—	247	175	402
Repayment of debt	(4)	(129)	(157)	(132)
Repayment of non-recourse debt	(215)	(420)	(397)	(697)
Payment of debt issuance costs	—	(7)	—	(7)
Repurchase and retirement of common stock	(121)	(78)	(206)	(78)
Payment of withholding taxes on vesting of restricted stock units	—	—	(14)	(8)
Proceeds from employee stock plan purchases	4	2	4	2
Proceeds from stock option exercises	2	—	7	1
Other	(1)	—	(2)	(1)
Net cash used in financing activities	(335)	(385)	(152)	(518)
Effect of changes in exchange rates on cash, cash equivalents & restricted cash	(9)	(5)	(10)	(6)
Net (decrease) increase in cash, cash equivalents and restricted cash	(164)	(151)	33	(29)
Cash, cash equivalents and restricted cash, beginning of period	752	817	555	695
Cash, cash equivalents and restricted cash, end of period	588	666	588	666
Less: Restricted cash	336	292	336	292
Cash and cash equivalents	$252	$374	$252	$374

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$194	$260	$220	$530
Capital expenditures for property and equipment	(4)	(11)	(9)	(19)
Software capitalization costs	(10)	(10)	(16)	(16)
Free Cash Flow	$180	$239	$195	$495
Non-recourse debt activity, net	(215)	(173)	(222)	(295)
Acquisition and integration-related expense	13	17	30	30
Other adjustment items(1)	9	20	17	33
Adjusted Free Cash Flow	$(13)	$103	$20	$263
(1) Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Real estate sales and financing	$604	$586	$1,154	$1,038
Resort operations and club management	320	303	622	571
Total segment revenues	924	889	1,776	1,609
Cost reimbursements	97	67	192	133
Intersegment eliminations	(14)	(8)	(27)	(15)
Total revenues	$1,007	$948	$1,941	$1,727

HILTON GRAND VACATIONS INC.
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$80	$73	$153	$124
Interest expense	44	35	88	68
Income tax expense	35	41	52	61
Depreciation and amortization	52	64	103	124
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	1	—
EBITDA	212	213	397	377
Other (gain) loss, net	(3)	2	(4)	1
Share-based compensation expense	16	15	26	26
Acquisition and integration-related expense	13	17	30	30
Impairment expense (reversal)	3	(3)	3	—
Other adjustment items(1)	7	29	14	41
Adjusted EBITDA	$248	$273	$466	$475

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$189	$218	$358	$371
Resort operations and club management(2)	123	119	232	220
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	3	4	6	7
License fee expense	(34)	(32)	(64)	(57)
General and administrative(3)	(33)	(36)	(66)	(66)
Adjusted EBITDA	$248	$273	$466	$475
Adjusted EBITDA profit margin	24.6%	28.8%	24.0%	27.5%
EBITDA profit margin	21.1%	22.5%	20.5%	21.8%
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. This amount also includes the amortization of premiums resulting from purchase accounting.
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Tour flow	162,444	134,259	292,712	232,860
VPG	3,728	4,452	3,835	4,620
Owned contract sales mix	70.6%	70.2%	68.8%	72.2%
Fee-for-service contract sales mix	29.4%	29.8%	31.2%	27.8%

Contract sales	$612	$617	$1,135	$1,126
Adjustments:
Fee-for-service sales(1)	(180)	(184)	(354)	(313)
Provision for financing receivables losses	(41)	(40)	(71)	(71)
Reportability and other:
Net recognition of sales of VOIs under construction(2)	(6)	(10)	(2)	(52)
Fee-for-service sale upgrades, net	7	5	12	9
Other(3)	(37)	(27)	(47)	(69)
Sales of VOIs, net	$355	$361	$673	$630
Plus:
Fee-for-service commissions and brand fees	111	99	218	168
Sales revenue	466	460	891	798

Cost of VOI sales	48	65	98	105
Sales and marketing expense, net	274	222	524	415
Real estate expense	322	287	622	520
Real estate profit	$144	$173	$269	$278
Real estate profit margin(4)	30.9%	37.6%	30.2%	34.8%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$173	$161	$331	$280
Less: Marketing revenue and other fees(4)	(62)	(62)	(113)	(112)
Fee-for-service commissions and brand fees	$111	$99	$218	$168

Reconciliation of sales and marketing expense:
Sales and marketing expense	$336	$284	$637	$527
Less: Marketing revenue and other fees(5)	(62)	(62)	(113)	(112)
Sales and marketing expense, net	$274	$222	$524	$415
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net recognition of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)Excluding the marketing revenue and other fees adjustment, Real Estate profit margin was 27.3% and 33.1% for the three months ended June 30, 2023 and 2022, respectively and 26.8% and 30.5% for the six months ended June 30, 2023 and 2022, respectively.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Just-In-Time Contract Sales Mix	14%	12%	15%	13%
Fee-For-Service Contract Sales Mix	29%	30%	31%	28%
Total Capital-Efficient Contract Sales Mix(1)	43%	42%	46%	41%
(1)Diamond contract sales are related to developed properties and therefore are not included in capital efficient contract sales.

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Interest income(1)	$65	$54	$131	$109
Other financing revenue	11	10	19	19
Financing revenue	76	64	150	128
Consumer financing interest expense(2)	11	8	22	15
Other financing expense	13	14	26	26
Financing expense	24	22	48	41
Financing profit	$52	$42	$102	$87
Financing profit margin	68.4%	65.6%	68.0%	68.0%
(1)For the three and six months ended June 30, 2023, this amount includes $3 million and $7 million, respectively, of amortization of the premium related to the acquired timeshare financing receivables resulting from the Diamond Acquisition.
(2)For the three and six months ended June 30, 2023, this amount includes less than $1 million and $1 million, respectively, of amortization of the premium related to the acquired non-recourse debt resulting from the Diamond Acquisition.

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members and Net Owner Growth)

	Twelve Months Ended June 30,
	2023	2022
Total members	522,156	507,952
Consolidated Net Owner Growth (NOG)(1)	14,204	10,412
Consolidated Net Owner Growth % (NOG)(1)	2.8%	3.2%
(1)Consolidated NOG is a trailing-twelve-month concept for which the twelve months ended in 2023 and 2022 includes member count for Legacy-HGV, Legacy-DRI, and HGV Max members on a consolidated basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Club management revenue	$53	$51	$104	$102
Resort management revenue	80	73	160	147
Resort and club management revenues	133	124	264	249
Club management expense	15	10	30	20
Resort management expense	29	27	56	53
Resort and club management expenses	44	37	86	73
Resort and club management profit	$89	$87	$178	$176
Resort and club management profit margin	66.9%	70.2%	67.4%	70.7%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Rental revenues	$162	$155	$309	$279
Ancillary services revenues	11	16	22	28
Rental and ancillary services revenues	173	171	331	307
Rental expenses	144	138	287	260
Ancillary services expense	10	12	19	22
Rental and ancillary services expenses	154	150	306	282
Rental and ancillary services profit	$19	$21	$25	$25
Rental and ancillary services profit margin	11.0%	12.3%	7.6%	8.1%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Sales of VOIs, net	$355	$361	$673	$630
Sales, marketing, brand and other fees	173	161	331	280
Financing revenue	76	64	150	128
Real estate sales and financing segment revenues	604	586	1,154	1,038
Cost of VOI sales	(48)	(65)	(98)	(105)
Sales and marketing expense	(336)	(284)	(637)	(527)
Financing expense	(24)	(22)	(48)	(41)
Marketing package stays	(14)	(8)	(27)	(15)
Share-based compensation	3	3	6	6
Other adjustment items	4	8	8	15
Real estate sales and financing segment adjusted EBITDA	$189	$218	$358	$371
Real estate sales and financing segment adjusted EBITDA profit margin	31.3%	37.2%	31.0%	35.7%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Resort and club management revenues	$133	$124	$264	$249
Rental and ancillary services	173	171	331	307
Marketing package stays	14	8	27	15
Resort and club management segment revenue	320	303	622	571
Resort and club management expenses	(44)	(37)	(86)	(73)
Rental and ancillary services expenses	(154)	(150)	(306)	(282)
Share-based compensation	1	2	2	3
Other adjustment items	—	1	—	1
Resort and club segment adjusted EBITDA	$123	$119	$232	$220
Resort and club management segment adjusted EBITDA profit margin	38.4%	39.3%	37.3%	38.5%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME AND
ADJUSTED DILUTED EARNINGS PER SHARE - DILUTED (Non-GAAP)
(in millions except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$80	$73	$153	$124
Income tax expense	35	41	52	61
Income before income taxes	115	114	205	185
Certain items:
Other (gain) loss, net	(3)	2	(4)	1
Impairment expense (reversal)	3	(3)	3	—
Acquisition and integration-related expense	13	17	30	30
Other adjustment items(1)	7	29	14	41
Adjusted income before income taxes	$135	$159	$248	$257
Income tax expense	(40)	(52)	(63)	(79)
Adjusted net income	$95	$107	$185	$178

Weighted average shares outstanding
Diluted (millions)	112	122	113	122
Earnings per share(2):
Diluted	$0.71	$0.60	$1.35	$1.01
Adjusted diluted	$0.85	$0.88	$1.64	$1.46
(1)Includes costs associated with restructuring, one-time charges and other non-cash items. For the six months ended June 30, 2023 and 2022, this amount also includes the amortization of premiums resulting from the Diamond Acquisition.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2023	2022	2023	2022
Net income	$80	$73	$153	$124
Interest expense	44	35	88	68
Income tax expense	35	41	52	61
Depreciation and amortization	52	64	103	124
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	—	1	—
EBITDA	212	213	397	377
Other (gain) loss, net	(3)	2	(4)	1
Equity in earnings from unconsolidated affiliates(1)	(3)	(4)	(6)	(7)
Impairment expense (reversal)	3	(3)	3	—
License fee expense	34	32	64	57
Acquisition and integration-related expense	13	17	30	30
General and administrative	48	66	90	108
Profit	$304	$323	$574	$566

Real estate profit	$144	$173	$269	$278
Financing profit	52	42	102	87
Resort and club management profit	89	87	178	176
Rental and ancillary services profit	19	21	25	25
Profit	$304	$323	$574	$566
(1) Excludes impact of interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates of $1 million for the three and six months ended June 30, 2023.